      As filed with the Securities and Exchange Commission on May 11, 1999.
                                               Registration No. 333-____________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                   CNET, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                             13-369617
      --------------                                      ----------------
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)


                                  150 CHESTNUT
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 395-7800

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             -----------------------


                        CNET, INC. 1997 STOCK OPTION PLAN


                            (Full title of the Plan)
                             -----------------------

Halsey M. Minor                        Copies to:   R. Clayton Mulford
Chief Executive Officer                             Hughes & Luce, L.L.P.
CNET, Inc.                                          1717 Main Street, Suite 2800
150 Chestnut                                        Dallas, Texas 75201
San Francisco, California  94111                    (214) 939-5500
(415) 395-7800


                      (Name, address, and telephone number,
                   including area code, of agent for service)
                             -----------------------

                         CALCULATION OF REGISTRATION FEE


-------------------------- ---------------------- ---------------------- ---------------------- ---------------------
        TITLE OF                  AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
       SECURITIES                  TO BE             OFFERING PRICE            AGGREGATE            REGISTRATION
    TO BE REGISTERED            REGISTERED(1)          PER SHARE(2)         OFFERING PRICE(2)           FEE(2)
-------------------------- ---------------------- ---------------------- ---------------------- ---------------------
      Common stock,              1,200,000               $111.22             $133,464,000             $37,103
    $0.0001 par value

-------------------------- ---------------------- ---------------------- ---------------------- ---------------------


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of common stock to be offered or sold pursuant to the antidilution provisions of the Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of the common stock, as reported on May 5, 1999 by the Nasdaq National Market, in accordance with Rules 457(c) and (h)(1) promulgated under the Securities Act of 1933, as amended.

         We have amended our 1997 Stock Option Plan to add 1,200,000 shares of our common stock, par value $0.0001 per share, to the number of shares we have available to issue upon exercise of options we grant pursuant to the 1997 Plan. Accordingly, we are registering the additional 1,200,000 shares of common stock under this Registration Statement on Form S-8. The contents of the our Registration Statement on Form S-8, filed on August 27, 1997 (File No. 333-34491) are incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on this 11th day of May, 1999.

                                         CNET, INC.


                                         By: /s/ SHELBY W. BONNIE
                                            ------------------------------------
                                             Shelby W. Bonnie
                                             Executive Vice President, Chief
                                             Operating Officer and Secretary


                                         By: /s/ DOUGLAS N. WOODRUM
                                            ------------------------------------
                                             Douglas N. Woodrum
                                             Executive Vice President and Chief
                                             Financial Officer (Chief Accounting
                                             Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              Signature                                     Title                              Date
              ---------                                     -----                              ----
          /s/ HALSEY M. MINOR                      Chairman of the Board,                  May 11, 1999
   ----------------------------------      President, and Chief Executive Officer
           Halsey M. Minor

         /s/ SHELBY W. BONNIE                     Director, Executive Vice                 May 11, 1999
   ----------------------------------            President, Chief Operating
          Shelby W. Bonnie                          Officer and Secretary


     /s/ DOUGLAS N. WOODRUM                       Director, Executive Vice                 May 11, 1999
   ----------------------------------               President, and Chief
         Douglas N. Woodrum                           Financial Officer


        /s/ JOHN C. COLLIGAN                              Director                         May 11, 1999
   ----------------------------------
          John C. Colligan


       /s/ MITCHELL KERTZMAN                              Director                         May 11, 1999
   ----------------------------------
          Mitchell Kertzman

             /s/ ERIC ROBISON                             Director                         May 11, 1999
   ----------------------------------
         Eric Robison

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                 EXHIBIT DESCRIPTION
------                 -------------------
 5.1*            Opinion of Hughes & Luce, L.L.P.
 23.1*           Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1).
 23.2*           Consent of KPMG LLP.
 24.1*           Power of Attorney.


---------------
* Filed herewith.